UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 19, 2011
Commission File Number 1-9929
Insteel Industries, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	56-0674867

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina	27030

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (336) 786-2141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On August 19, 2011, the Executive Compensation Committee (the “Committee”) of the Board of Directors of Insteel Industries, Inc. (the “Company”) approved (a) increases in the annual base salaries of executive officers, (b) increases in the “Target Bonus Percent” for executive officers under the Company’s Return on Capital Incentive Compensation Plan (“ROCICP”) and (c) an increase in the target value of equity-based long-term incentives to be granted to one of the executive officers pursuant to the 2005 Equity Incentive Plan of Insteel Industries, Inc.
     The Committee approved increases in the annual salaries of the Company’s executive officers as shown in the table below, which will be effective August 22, 2011:

Name and Position	Current Annual Salary	New Annual Salary
H.O. Woltz III President and Chief Executive Officer	$430,000	$477,000
Michael C. Gazmarian Vice President, Chief Financial Officer and Treasurer	$250,000	$280,000
James F. Petelle Vice President—Administration and Secretary	$160,000	$170,000
Richard T. Wagner Vice President—General Manager, Insteel Wire Products	$220,000	$260,000
     The Committee also approved increases in the Target Bonus Percent for the Company’s executive officers under its ROCICP from 50% to 60%, which will become effective in fiscal 2012. Target annual incentive payments under the ROCICP are based upon the Target Bonus Percent multiplied by the participant’s base salary earned during the fiscal year.
     In addition, the Committee approved an increase in the target value of equity-based long-term incentives to be granted to Mr. Petelle from $110,000 to $150,000. Long-term incentives are split equally between stock options and grants of restricted stock. One-half of the option grants and restricted stock awards will be made on the date of the Company’s next annual shareholders meeting, and the remaining half of the option grants and restricted stock awards will be made on the date that is six months after that meeting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC. Registrant
Date: August 24, 2011	By:	/s/ James F. Petelle
James F. Petelle
Vice President--Administration and Secretary